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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Registration Statement of Talmer Bancorp, Inc. on Form S-3 of our report, dated March 26, 2015 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Talmer Bancorp, Inc. for the year ended December 31, 2014, and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Horwath LLP Crowe Horwath LLP
Cleveland, Ohio August 25, 2015

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  Exhibit 23.1